As filed with the Securities and Exchange Commission on May 23, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1655029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11080 CirclePoint Road, Suite 200
Westminster, Colorado 80020
(303) 426-6262
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Paul L. Berns
President and Chief Executive Officer
Allos Therapeutics, Inc.
11080 CirclePoint Road, Suite 200
Westminster, Colorado 80020
(303) 426-6262
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
James C. T. Linfield, Esq.
Brent D. Fassett, Esq.
Cooley Godward Kronish LLP
380 Interlocken Crescent, Suite 900
Broomfield, CO 80021
(720) 566-4000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Proposed Maximum Aggregate
Title of Class of Securities to be Registered (1)	Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $.001 per share, including related rights to purchase Series A Junior Participating Preferred Stock	—	—
Preferred Stock, par value $.001 per share	—	—
Depositary Shares	—	—
Debt Securities	—	—
Warrants	—	—
Units	—	—
Total	$150,000,000	$4,605	(4)

(1)         There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of depositary shares, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $150,000,000. If any debt securities are issued at an original issued discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)         The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)         Pursuant to Rule 457(p) and Rule 415(a)(6) under the Securities Act, the registrant hereby offsets the total Registration Fee due under this Registration Statement by the amount of the filing fee associated with the unsold securities from the registrant’s registration statement on Form S-3, filed with the Commission on June 13, 2006 (SEC File No. 333-134965). The registrant had registered securities for a maximum aggregate offering price of $100,000,000 on Form S-3 as filed with the Commission on June 13, 2006. Of that amount, the registrant sold common stock for an aggregate offering price to the public of $54,000,000, leaving a balance of unsold securities with an aggregate offering price of $46,000,000; the associated filing fee of $4,922 for such unsold securities, calculated under Rule 457(o), is hereby used to offset the current Registration Fee due.  Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the June 13, 2006 registration statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(4)         Calculated pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED May 23, 2007

PROSPECTUS

$150,000,000

Common Stock, Preferred Stock,
Depositary Shares, Debt Securities,
Warrants and Units

ALLOS THERAPEUTICS, INC.

From time to time, we may offer up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in units.  Any preferred stock that we sell may be sold either as shares of preferred stock or represented by depositary shares.

This prospectus provides a general description of the securities we may offer.  Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.  This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is traded on the Nasdaq Global Market under the symbol “ALTH.” On May 22, 2007, the last reported sales price of our common stock was $6.00 per share.  The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISKS.  SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement.  The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                , 2007

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
SUMMARY
RISK FACTORS
FORWARD-LOOKING INFORMATION
FINANCIAL RATIOS
USE OF PROCEEDS
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF UNITS
LEGAL OWNERSHIP OF SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

i

SUMMARY

Prospectus Summary

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing discussed under “Risk Factors” beginning on page 7, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Throughout this prospectus, references to “Allos,” the “Company,” “we,” “us,” and “our” refer to Allos Therapeutics, Inc.

Our Company

We are a biopharmaceutical company focused on developing and commercializing innovative small molecule drugs for the treatment of cancer.  We strive to develop proprietary products that have the potential to improve the standard of care in cancer therapy.  Our goal is to build a profitable company by generating income from products we develop and commercialize, either alone or with one or more potential strategic partners.  Our focus is on product opportunities that leverage our internal clinical development and regulatory expertise and address important markets with unmet medical need.  We may also seek to grow our existing portfolio of product candidates through product acquisition and in-licensing efforts.

We have three product candidates that are currently under development, EFAPROXYN (efaproxiral), PDX (pralatrexate) and RH1.

•       EFAPROXYN (efaproxiral) is the first synthetic small molecule designed to sensitize hypoxic, or oxygen-deprived, areas of tumors during radiation therapy by facilitating the release of oxygen from hemoglobin, the oxygen-carrying protein contained within red blood cells, thereby increasing the level of oxygen in tumors. The presence of oxygen in tumors is an essential element for the effectiveness of radiation therapy.  By increasing tumor oxygenation, we believe EFAPROXYN has the potential to enhance the efficacy of standard radiation therapy.

•       PDX (pralatrexate) is a novel, small molecule chemotherapeutic agent that inhibits dihydrofolate reductase, or DHFR, a folic acid (folate)-dependent enzyme involved in the building of nucleic acid, or DNA, and other processes. PDX was rationally designed for efficient transport into tumor cells via the reduced folate carrier, or RFC-1, and effective intracellular drug retention. We believe these biochemical features, together with preclinical and clinical data in a variety of tumors, suggest that PDX may have a favorable safety and efficacy profile relative to methotrexate and other related DHFR inhibitors. We believe PDX has the potential to be delivered as a single agent or in combination therapy regimens.

•       RH1 is a small molecule chemotherapeutic agent that we believe is bioactivated by the enzyme DT-diaphorase, or DTD, also known as NAD(P)H quinone oxidoreductase, or NQ01.  DTD is over-expressed in many tumors relative to normal tissue, including lung, colon, breast and liver tumors. We believe that because RH1 is bioactivated in the presence of DTD, it has the potential to provide targeted drug delivery to these tumor types while limiting the amount of toxicity to normal tissue.

EFAPROXYN

In September 2006, we completed patient enrollment in ENRICH, a Phase 3 clinical trial of EFAPROXYN plus whole brain radiation therapy, or WBRT, in women with brain metastases originating from breast cancer.  A total of 368 patients were enrolled at 78 centers across North America, Europe and South America.  The protocol for the ENRICH trial was reviewed by the United States Food and Drug Administration, or FDA, under its special protocol assessment, or SPA, process, which allows for FDA evaluation of a clinical trial protocol intended to form the primary basis of an efficacy claim in support of a new drug application, or NDA, and provides an agreement that the study design, including trial size, clinical endpoints and/or data analyses are acceptable to the FDA.  The primary endpoint of the trial will measure the difference in survival between patients receiving WBRT plus supplemental oxygen, with or without EFAPROXYN.  In accordance with the ENRICH trial protocol, we will conduct the final analysis of the primary endpoint following the occurrence of 282 patient deaths, which we currently expect to occur in mid-2007, although the actual timing of the final analysis may vary based on a number of factors, including patient survival rates.  If the trial is deemed to be positive at the final analysis, we intend to submit an amendment to our previously filed NDA to the FDA to seek marketing approval for EFAPROXYN for use as an adjunct to WBRT for the treatment of women with brain metastases originating from breast cancer.  In June 2004, the FDA issued an “approvable letter” in which it indicated that the NDA may be approved if we successfully complete our ongoing Phase 3 ENRICH trial and submit the results as an NDA amendment for the FDA’s review.  In the letter, the FDA stated, “if the study shows effectiveness in this population (increased survival) using the pre specified analysis, and the study is otherwise satisfactory, we believe it would, together with the subset result in [REACH, the prior Phase 3 clinical trial of EFAPROXYN in patients with brain metastases], support approval.”

In addition to the ENRICH trial, we are currently enrolling patients in a Phase 1 clinical trial of EFAPROXYN in patients with locally advanced non-small cell lung cancer, or NSCLC, receiving concurrent chemoradiotherapy (chemotherapy and radiation therapy administered at the same time), and a Phase 1b/2 clinical trial of EFAPROXYN in patients with locally advanced cancer of the cervix receiving concurrent chemoradiotherapy. In addition, in the event the ENRICH trial is positive, we intend to expand our clinical development activities involving EFAPROXYN to pursue additional indications in which there may be potential clinical benefit.

PDX

In August 2006, we initiated PROPEL, a Phase 2 clinical trial of PDX in patients with relapsed or refractory peripheral T-cell lymphoma, or PTCL, that we believe, if positive, will be sufficient to support the filing of an NDA to seek marketing approval for PDX in this indication.   In July 2006, we reached agreement with the FDA under the SPA process, on the design of this Phase 2 trial.  The trial will seek to enroll a minimum of 100 evaluable patients at approximately 35 centers across the United States, Canada and Europe.  The primary endpoint of the study is objective response rate (complete and partial response).  Secondary endpoints include duration of response, progression-free survival and overall survival.  In January 2007, an independent Data Monitoring Committee, or DMC, completed a planned interim analysis of safety data from the PROPEL trial and recommended that the trial continue per the protocol. This interim assessment was based upon an evaluation of the first 10 patients enrolled to the study who completed at least one cycle of treatment with PDX.  No major patient safety concerns were identified by the DMC.  According to the PROPEL trial protocol, we will conduct an interim analysis of efficacy data from the PROPEL trial after 35 patients have completed at least one cycle of treatment with PDX, and must observe at least four responses (complete or partial) out of the first 35 patients in order to continue the trial.  We currently expect to conduct the 35 patient efficacy analysis in the second half of 2007, and complete patient enrollment in the trial by the third quarter of 2008, although the actual timing of the interim analysis and completion of enrollment may vary based on a number of factors, including site initiation and patient enrollment rates.

In July 2006, the FDA awarded orphan drug status to PDX for the treatment of patients with T-cell lymphoma. Under the Orphan Drug Act, if we are the first company to receive FDA approval for PDX for this orphan drug indication, we will obtain seven years of marketing exclusivity during which the FDA may not approve another company’s application for the same drug for the same orphan indication.  In October 2006, the FDA granted fast track designation to PDX for the treatment of patients with T-cell lymphoma. The fast track program is designed to facilitate the development and expedite the review of new drugs that are intended to treat serious or life-threatening conditions and that demonstrate the potential to address unmet medical needs.  In April 2007, the Commission of the European Communities, with a favorable opinion of the Committee for Orphan Medicinal Products of the European Medicines Agency, or EMEA, granted orphan drug designation to PDX for the treatment of patients with PTCL.  The EMEA Orphan Medicinal Product Designation, or OMPD, is intended to promote the development of drugs that may provide significant benefit to patients suffering from rare diseases identified as life-threatening or very serious. Under EMEA guidelines, OMPD provides ten years of potential market exclusivity once the product candidate is approved for marketing for the designated indication in the European Union.  OMPD also provides potential protocol assistance, advice on the conduct of clinical trials, a reduced Marketing Authorization Application filing fee for the drug’s sponsor and the potential for grant funding.

In addition to the PROPEL study, we are currently enrolling patients in a Phase 1/2 study of PDX in patients with non-Hodgkin’s lymphoma, or NHL, and Hodgkin’s disease, and a Phase 1 dose escalation of PDX with vitamin B12 and folic acid supplementation in patients with previously treated advanced NSCLC.  During 2007, we also plan to initiate several new studies to further evaluate PDX’s potential clinical utility in other hematologic and oncologic indications, including a Phase 1 study of PDX plus gemcitabine in patients with relapsed or refractory NHL and Hodgkin’s disease, and a Phase 1/2 study of PDX in patients with relapsed or persistent cutaneous T-cell lymphoma, or CTCL.  We also plan to initiate a study of PDX in one or more solid tumors during the second half of 2007, once we have determined the maximum tolerated dose for PDX in the ongoing Phase 1 dose escalation study of PDX with vitamin B12 and folic acid supplementation in patients with previously-treated advanced NSCLC.

RH1

RH1 is currently being evaluated in patients with advanced solid tumors refractory to other chemotherapy regimens in an open label, Phase 1 dose escalation study to determine the maximum tolerated dose by testing the safety, tolerability and pharmacokinetics of escalating doses of RH1.  In 2006, we completed patient enrollment in this study.  The final results of this study are scheduled to be presented at the American Society of Clinical Oncology Annual Meeting on June 4, 2007.

Since our inception in 1992, we have not generated any revenue from product sales and have experienced significant net losses and negative cash flows from operations.  We have incurred these losses principally from costs incurred in our research and development programs and from our general and administrative expenses.  For the years ended December 31, 2004, 2005 and 2006, and the three months ended March 31, 2007 we had net losses attributable to common stockholders of $21.8 million, $20.8 million, $30.2 million and $8.4 million, respectively.  Research and development expenses for the years ended December 31, 2004, 2005 and 2006 and the three months ended March 31, 2007 were $10.2 million, $11.2 million, $14.3 million and $3.3 million, respectively.  As of March 31, 2007, we had accumulated a deficit of $217.0 million.

Our ability to generate revenue and achieve profitability is dependent on our ability, alone or with partners, to successfully complete the development of our product candidates, conduct clinical trials, obtain the necessary regulatory approvals, and manufacture and market our product candidates.  The timing and costs to complete the successful development of any of our product candidates are highly uncertain, and therefore difficult to estimate. The lengthy process of seeking regulatory approvals for our product candidates, and the subsequent compliance with applicable regulations, require the expenditure of substantial resources.  Because of these risks and uncertainties, we cannot predict when or whether we will successfully complete the development of any of our product candidates or the ultimate costs of such efforts.  Due to these same factors, we cannot be certain when, or if, we will generate any revenue or net cash inflow from any of our current product candidates.

Even if our clinical trials demonstrate the safety and effectiveness of our product candidates in their target conditions, we do not expect to be able to record commercial sales for any of our product candidates until mid-2008 at the earliest.  We expect to incur significant and growing net losses for the foreseeable future as a result of our research and development programs and the costs of preparing for the potential commercial launch of EFAPROXYN and PDX.  Although the size and timing of our future net losses are subject to significant uncertainty, we expect them to increase over the next several years as we continue to fund our development programs and prepare for the potential commercial launch of our product candidates.

We will be required to raise additional capital to support our future operations, including the potential commercialization of EFAPROXYN and/or PDX in the event we obtain regulatory approval to market such product candidates. We may seek to obtain this additional capital through arrangements with corporate partners, equity or debt financings, or from other sources. Such arrangements, if successfully consummated, may be dilutive to our existing stockholders. However, there is no assurance that we will be successful in consummating any such arrangements. In addition, in the event that additional funds are obtained through arrangements with collaborative partners or other sources, such arrangements may require us to relinquish rights to some of our technologies, product candidates or products under development that we would otherwise seek to develop or commercialize ourselves. If we are unable to generate meaningful amounts of revenue from future product sales, if any, or cannot otherwise raise sufficient additional funds to support our operations, we may be required to delay, reduce the scope of, or eliminate one or more of our development programs and our business and future prospects for revenue and profitability may be harmed.

We are a Delaware corporation with our principal executive offices located at 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020. Our telephone number is (303) 426-6262.  Our Web site is located at www.allos.com.  We have not incorporated by reference into this prospectus the information on our Web site, and you should not consider it to be a part of this document.  Our Web site address is included in this document as an inactive textual reference only.  Our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments or exhibits to those reports, are available free of charge through our Web site as soon as reasonably practicable after we file or furnish them with or to the SEC.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, depositary shares, various series of debt securities and warrants to purchase any of such securities, either individually or in units, with a total value of up to $150 million from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.  Any preferred stock that we may offer may be offered either as shares of preferred stock or be represented by depositary shares.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•                  designation or classification;

•                  aggregate principal amount or aggregate offering price;

•                  maturity, if applicable;

•                  original issue discount, if any;

•                  rates and times of payment of interest or dividends, if any;

•                  redemption, conversion, exchange or sinking fund terms, if any;

•                  conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•                  ranking;

•                  restrictive covenants, if any;

•                  voting or other rights, if any; and

•                  important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

We may sell the securities directly to or through underwriters, dealers or agents.  We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities.  If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•                  the names of those underwriters or agents;

•                  applicable fees, discounts and commissions to be paid to them;

•                  details regarding over-allotment options, if any; and

•                  the net proceeds to us.

Common Stock.  We may offer shares of our common stock from time to time.  Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval.   Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.  Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock.  We may offer shares of our preferred stock from time to time, in one or more series.  Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.  To date, our board of directors has designated 1,000,000 of the 10,000,000 authorized shares of preferred stock as Series A Junior Participating Preferred Stock, which series is described in greater detail in this prospectus under “Description of Capital Stock – Preferred Stock – Share Purchase Rights Plan.”

We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series.  We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock.  We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Depositary Shares.  We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock and, in that event, will issue receipts for depositary shares.  Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

Any depositary shares that we sell under this prospectus will be evidenced by depositary receipts issued under a deposit agreement between us and a depositary with whom we deposit the shares of the applicable series of preferred stock that underlie the depositary shares that are sold.  A form of deposit agreement, including a form of depositary receipt, has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplements to those forms containing other terms of any depositary shares that we offer under this prospectus will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.  We urge you to read the prospectus supplements related to any depositary shares being offered, as well as the complete deposit agreement and depositary receipt.

Debt Securities.  We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt.  The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured.  The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness.  Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours.  Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities.  In this prospectus, we have summarized certain general features of the debt securities.  We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.  Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Warrants.  We may offer warrants for the purchase of our common stock, preferred stock, depositary shares and/or debt securities in one or more series, from time to time.  We may issue warrants independently or together with common stock, preferred stock, depositary shares and/or debt securities, and the warrants may be attached to or separate from those securities.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants.  In this prospectus, we have summarized certain general features of the warrants.  We urge you, however, to read the prospectus supplements related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.  Forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock, depositary shares and debt securities have been filed as exhibits to the registration statement of which this prospectus is a part, and complete warrant agreements and warrant certificates containing the terms of the warrants being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Units.  We may offer units consisting of common stock, preferred stock, depositary shares, debt securities and/or warrants to purchase any of such securities in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the prospectus supplements related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue under a separate agreement. We will enter into the unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those discussed here or incorporated by reference.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “RISK FACTORS” contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated herein by reference in their entirety (the “Allos Risk Factors”).

Investment in our securities involves risks.  Prior to making a decision about investing in our securities, you should consider carefully the Allos Risk Factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in any prospectus supplement.  Each of these risk factors could adversely affect our business, operating results and financial condition, which may result in the loss of all or part of your investment.

Keep these risk factors in mind when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus and the prospectus supplement. These statements relate to our expectations about future events. Discussions containing forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and so are subject to risks and uncertainties, including the risks and uncertainties described below under “Forward-Looking Information,” that could cause actual results to differ materially from those anticipated in the forward-looking statements.

FORWARD-LOOKING INFORMATION

This prospectus, including the information that we incorporate by reference, contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  These statements are based on management’s beliefs as well as assumptions made by, and information currently available to, management.  These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” the negative of these words or words of similar import.  Similarly, statements that describe our reserves and our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements.  Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or expected. Forward-looking statements include, without limitation, statements set forth in this prospectus and incorporated by reference in this prospectus regarding, among other things:

•                            our intention to seek regulatory approvals in the United States and Europe for EFAPROXYN and to undertake commercialization efforts if any such regulatory approvals are obtained;

•                            our plans to continue development of our current product candidates, including EFAPROXYN and PDX, and to conduct clinical trials of EFAPROXYN, PDX and RH1 for the treatment of certain indications;

•                            the potential for EFAPROXYN to enhance the efficacy of standard radiation therapy;

•                            any plans to develop sales and marketing capabilities, either internally or through contract relationships or strategic collaborations;

•                            any plans to secure additional third-party manufacturing arrangements; and

•                            our intention to evaluate the in-licensing or purchase of complimentary products to enhance our oncology portfolio.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause such differences include, among other things, the following:

•                            the inability to obtain regulatory approvals in the United States or Europe for our products or delays in such approvals;

•                            difficulties or delays we may experience in the conduct of clinical trials, including ENRICH and PROPEL, and whether the results of those clinical trials will be adequate to support regulatory filings and/or approvals;

•                            the ability of our third party collaborators to satisfactorily perform their functions relating to research and development activities and the manufacture of our product candidates;

•                            difficulties we may experience in developing and commercializing our small molecule drugs, including EFAPROXYN and PDX, to address the treatment of cancer and the enhancement of current therapies;

•                            difficulties we may experience in identifying, licensing or purchasing complimentary products for our product portfolio;

•                            difficulties we may experience in identifying and successfully collaborating with appropriate corporate partners;

•                            the effect of capital market conditions and other factors on capital availability; and

•                            other factors referenced in this prospectus.

Because the risks and uncertainties referred to above, as well as the risk factors incorporated by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for us to predict which factors will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

FINANCIAL RATIOS

The following table sets forth our ratio of earnings to fixed charges and the ratio of our earnings to combined fixed charges and preferred stock dividends to earnings for each of the periods presented.  Our net losses were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends in each of the years in the five-year period ended December 31, 2006 and in the three months ended March 31, 2007.  Because of these deficiencies, the ratio information is not applicable.  The extent to which earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends is shown below.  Amounts shown are in thousands.

						Three Months
						Ended
	Year Ended December 31,					March 31,
	2002	2003	2004	2005	2006	2007
Ratio of earnings to fixed charges	—	—	—	—	—	—
Ratio of earnings to combined fixed charges and preferred stock dividends	—	—	—	—	—	—
Deficiency of earnings available to cover fixed charges	$(25,769)	$(23,127)	$(21,837)	$(20,137)	$(30,212)	$(8,411)
Deficiency of earnings available to cover combined fixed charges and preferred stock dividends	$(25,769)	$(23,127)	$(21,837)	$(20,760)	$(30,212)	$(8,411)

For purposes of computing the ratio of earnings to fixed charges and the ratio of our earnings to fixed charges and preferred stock dividends, fixed charges represent the portion of operating lease rental expense that is representative of interest.  Earnings consist of net income (loss) before income taxes, plus fixed charges.

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered hereby to fund the costs of clinical and preclinical research and development activities, both on-going and planned, to support the potential commercialization of EFAPROXYN in the event we obtain regulatory approval to market EFAPROXYN, the manufacture of preclinical and clinical drug supply, and for general corporate purposes, including working capital. We may also use a portion of the net proceeds to in-license product candidates or to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.  Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our certificate of incorporation authorizes us to issue 150,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share.  As of May 22, 2007, approximately 66,138,013 shares of common stock were outstanding and no shares of preferred stock were outstanding.  To date, our board of directors has designated 1,000,000 of the 10,000,000 authorized shares of preferred stock as Series A Junior Participating Preferred Stock, which series is described in greater detail below under “—Preferred Stock—Share Purchase Rights Plan.”

The following summary describes the material terms of our capital stock and stockholder rights plan.  The description of capital stock and stockholder rights plan is qualified by reference to our amended and restated certificate of incorporation, as amended, our bylaws, as amended, the certificate of designation for our Series A Junior Participating Preferred Stock, and our stockholder rights plan, as amended, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common Stock

Voting.  Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval.

Dividends and Other Distributions.  Holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our board of directors on the common stock and paid out of legally available assets.

Distribution on Dissolution.  Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.

Other Rights.  Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Preferred Stock

Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.  To date, our board of directors has designated 1,000,000 of the 10,000,000 authorized shares of preferred stock as Series A Junior Participating Preferred Stock, which series is described in greater detail below under “—Share Purchase Rights Plan.”

The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.  The issuance could have the effect of decreasing the market price of our common stock.  The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of our company.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series.  We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock.  This description will include:

•                  the title and stated value;

•                  the number of shares we are offering;

•                  the liquidation preference per share;

•                  the purchase price per share;

•                  the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•                  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•                  our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•                  the procedures for any auction and remarketing, if any;

•                  the provisions for a sinking fund, if any;

•                  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•                  any listing of the preferred stock on any securities exchange or market;

•                  whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•                  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•                  voting rights, if any, of the preferred stock;

•                  preemption rights, if any;

•                  restrictions on transfer, sale or other assignment, if any;

•                  whether interests in the preferred stock will be represented by depositary shares;

•                  a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•                  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•                  any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•                  any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock.  This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Share Purchase Rights Plan.  Each outstanding share of our common stock has attached to it one preferred share purchase right, which we refer to as a right.  Each right entitles the registered holder of our common stock to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock, which we refer to as participating preferred shares, at a price of $30.00 per one one-hundredth of a participating preferred share, subject to adjustment.  Each one one-hundredth of a share of participating preferred shares has designations and powers, preferences and rights, and the qualifications, limitations and restrictions which make its value approximately equal to the value of a share of our common stock.  The description and terms of the rights are set forth in a Rights Agreement, dated as of May 6, 2003, as amended March 4, 2005 and January 29, 2007, between us and Mellon Investor Services, LLC, as rights agent, which is incorporated by reference as an exhibit into the registration statement of which this prospectus is a part.

Until the distribution date described below, we will not issue separate certificates evidencing the rights.  Until that date, the rights will be evidenced, with respect to any common stock certificate, by that common stock certificate.  The rights will detach from the common stock and a distribution date will occur upon the earlier of the following dates:

•                  the date of a public announcement that an “acquiring person,” which may include an entity or group of affiliated or associated persons, has acquired beneficial ownership of 15% or more of our outstanding common stock, or

•                  the tenth business day following the commencement of, or the first public announcement by any person or group of an intention to commence, a tender offer that would result in any person or entity, including a group of affiliated or associated persons, acquiring beneficial ownership of 15% or more of our outstanding common stock.

Our board of directors may postpone the distribution date by determining a later distribution date before the time any person or group becomes an acquiring person.

The term “acquiring person” does not include us, any of our subsidiaries, any of our or our subsidiaries’ employee benefit plans or any entity holding our common stock for or under any of our or our subsidiaries’ employee benefit plans.  In addition, a person who would otherwise be an acquiring person will not be considered an acquiring person if our board of directors determines in good faith that such person inadvertently became the beneficial owner of 15% or more of our common stock and such person divests itself, as promptly as practicable, of beneficial ownership of a sufficient number of shares of our common stock so that it would no longer otherwise qualify as an acquiring person.

In addition, except under limited circumstances, no person or entity shall become an acquiring person as the result of the acquisition of our common stock which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person or entity to 15% or more of our outstanding common stock.

The rights agreement provides that, until the distribution date, or earlier redemption or expiration of the rights, the rights will be transferred only with our common stock.  The rights will be evidenced, with respect to any common stock certificate outstanding as of May 28, 2003, by that common stock certificate with a summary of the rights attached to it. Until the distribution date, or earlier redemption or expiration of the rights, new common stock certificates issued after May 28, 2003, upon transfer or new issuances of common stock will contain a notation incorporating the rights agreement by reference.  Until the distribution date, the surrender for transfer of any certificates for common stock, even without a summary of the rights attached to it, also will constitute the transfer of the rights associated with the common stock represented by that certificate.  As soon as practicable after the distribution date, separate certificates evidencing the rights will be mailed to holders of record of our common stock as of the close of business on the distribution date, and the separate right certificates alone will evidence the rights.  Only our common stock issued before the distribution date will be issued with rights.

The rights are not exercisable until the distribution date.  The rights will expire on May 28, 2013, unless the rights are earlier redeemed or exchanged by us, in each case, as described below.

The purchase price payable for the participating preferred shares, and the number of participating preferred shares or other securities or property issuable, upon exercise of the rights, as well as the number of rights outstanding, are subject to adjustment from time to time to prevent dilution in the following circumstances:

•                  in the event of a stock dividend on, or a subdivision, combination or reclassification of the participating preferred shares,

•                  upon the grant to holders of the participating preferred shares of rights or warrants to subscribe for or purchase participating preferred shares at a price, or securities convertible into participating preferred shares with a conversion price, less than the current market price of the participating preferred shares, or

•                  upon the distribution to holders of the participating preferred shares of evidences of indebtedness, securities or assets, excluding regular quarterly cash dividends or dividends payable in participating preferred shares or of subscription rights or warrants, other than those referred to above.

The number of outstanding rights and the number of one one-hundredths of a participating preferred share issuable upon exercise of each right are also subject to adjustment in the event of a dividend or other distribution on the common stock payable in common stock or subdivisions, consolidations or combinations of our common stock occurring, in any of those cases, before the distribution date.

Participating preferred shares purchasable upon exercise of the rights will not be redeemable.  Each participating preferred share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share, but will be entitled to an aggregate dividend of 100 times the dividend declared per share of our common stock.  If there is a liquidation, the holders of the participating preferred shares will be entitled to a minimum preferential liquidation payment of $100 per share, but will be entitled to an aggregate payment of 100 times the payment made per share of our common stock.  Each participating preferred share will have 100 votes, voting together with our common stock.  If there is a merger, consolidation or other transaction in which our common stock is exchanged, each participating preferred share will be entitled to receive 100 times the amount received per share of our common stock.  These rights are protected by customary antidilution provisions.

Because of the nature of the dividend, liquidation and voting rights of the participating preferred shares, the value of the one one-hundredth interest in a participating preferred share purchasable upon exercise of each right should approximate the value of one share of our common stock.

If any person or group becomes an acquiring person, or if we are the surviving corporation in a merger with an acquiring person or any affiliate or associate of an acquiring person and our common stock is not changed or exchanged, proper provision will be made so that each holder of a right, other than rights beneficially owned by the acquiring person, which will become null and void, will have the right to receive upon exercise of the right at the then-current market price, instead of participating preferred shares, that number of shares of our common stock having a market value of two times the exercise price of the right.  If we do not have sufficient common stock issued but not outstanding, or authorized but unissued, to permit the exercise in full of the rights, we will be required to take all action necessary to authorize additional common stock for issuance upon exercise of the rights.

If, after a person or group has become an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, proper provision will be made so that each holder of a right, other than rights beneficially owned by the acquiring person, which will become null and void, will have the right to receive, upon the exercise of the right at its then-current exercise price and instead of participating preferred shares, that number of shares of common stock of the acquiring company, or its parent, which at the time of the transaction will have a market value of two times the exercise price of the right.

At any time after any person or group becomes an acquiring person and before the acquisition by that person or group of 50% or more of our outstanding common stock, our board of directors may exchange the rights, in whole or in part, for a number of shares of our common stock, per right, having an aggregate value equal to the excess of the value of the shares of our common stock issuable upon exercise of a right after a person or group becomes an acquiring person over the purchase price, subject to adjustment.  Our board of directors will not exchange the rights owned by the acquiring person or group, which will have become null and void.

With specified exceptions, no adjustments in the purchase price for the preferred shares will be required until cumulative adjustments require an adjustment of at least 1% of that purchase price.  No fractional participating preferred shares will be issued, other than fractions which are integral multiples of one one-hundredth of a participating preferred share, which may, at our election, be evidenced by depositary receipts.  Instead of issuing fractional participating preferred shares, we will make an adjustment in cash based on the market price of the participating preferred shares on the last trading day before the date of exercise.

Upon approval by our board of directors, we may redeem the rights, in whole, but not in part, at a price of $.001 per right at any time until the earlier of:

•                  the day of a public announcement that a person or group has become an acquiring person, or

•                  May 28, 2013.

Until a right is exercised, the holder of the right, in the capacity of a holder, will have no rights as a stockholder of ours, including, without limitation, the right to vote or to receive dividends.  Although the distribution of the rights will not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for our common stock or other consideration, or for common stock of the acquiring company or its parent as set forth above.

Any of the provisions of the rights agreement may be amended or supplemented by our board of directors before the distribution date.  From and after the distribution date, we and the rights agent may amend or supplement the rights agreement from time to time without the approval of any holders of rights:

•                  to cure any ambiguity, to correct or supplement any defective or inconsistent provisions,

•                  to make any other provisions with respect to the rights which we and the rights agent may deem necessary or desirable.

Notwithstanding this right to amend or supplement, from and after the distribution date, the rights agreement may not be amended in any manner which would adversely affect the interest of the holders of rights.

On March 4, 2005, we amended the rights agreement in connection with the purchase of our Series A Exchangeable Preferred Stock (the “Exchangeable Preferred”) by Warburg Pincus Private Equity VIII, L.P. (“Warburg Pincus”), described below, to provide that Warburg Pincus and its affiliates will be exempt from the rights agreement, unless Warburg Pincus and its affiliates become, without our prior consent, the beneficial owner of more than 44% of our common stock.

On January 29, 2007, we amended the rights agreement in connection with an underwritten offering of 9,000,000 shares of our common stock (the “February 2007 Offering”) of which Baker Brothers Life Sciences, L.P. and certain other affiliated funds (collectively, “Baker”) purchased 3,300,000 shares.  Such amendment provides that Baker and its affiliates will be exempt from the rights agreement unless Baker and its affiliates become, without our prior consent, the beneficial owner of more than 20% of our common stock.

The rights have certain anti-takeover effects.  The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors.  The rights should not interfere with any merger or other business combination approved by the board of directors since the rights may be amended to permit such an acquisition or they can be redeemed by us at $.001 per right prior to the earliest of the time that a person or group has acquired beneficial ownership of 15% or more of our common stock or the final expiration date of the rights.

Registration Rights

In connection with the sale of Exchangeable Preferred, we entered into a Registration Rights Agreement between us and the purchasers of Exchangeable Preferred. Pursuant to this Registration Rights Agreement, beginning on March 4, 2007, the purchasers of Exchangeable Preferred are entitled to certain registration rights with respect to the shares of common stock that were issued upon exchange of the Exchangeable Preferred.

Anti-Takeover Provisions

Delaware Takeover Statute.  We are subject to Section 203 of the Delaware General Corporation Law, or DGCL, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date of the transaction in which the person became an interested stockholder, unless:

•                  the board of directors of the corporation approved the business combination or the other transaction in which the person became an interested stockholder prior to the date of the business combination or other transaction;

•                  upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers of the corporation and shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  on or subsequent to the date the person became an interested stockholder, the board of directors of the corporation approved the business combination and the stockholders of the corporation authorized the business combination at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding stock of the corporation not owned by the interested stockholder.

Section 203 of the DGCL generally defines a “business combination” to include any of the following:

•                  any merger or consolidation involving the corporation and the interested stockholder;

•                  any sale, transfer, pledge or other disposition of 10% or more of the corporation’s assets or outstanding stock involving the interested stockholder;

•                  in general, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder;

•                  any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

•                  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.

Section 203 of the DGCL could depress our stock price and delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our common stock.

Bylaw and Certificate of Incorporation Provisions.  Our bylaws provide that special meetings of our stockholders may be called only by the Chairman of the board of directors, our Chief Executive Officer or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors.  Our certificate of incorporation also specifies that the authorized number of directors may be changed only by resolution of the board of directors and does not include a provision for cumulative voting for directors.  Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.  These and other provisions contained in our certificate of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices.  Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock.

Standstill and Voting Agreement.  On March 2, 2005, we entered into a Securities Purchase Agreement with Warburg Pincus and certain other investors pursuant to which we issued and sold an aggregate of 2,352,443 shares of our Exchangeable Preferred at a price per share of $22.10. On May 18, 2005, at our annual meeting of stockholders, our stockholders voted to approve the issuance of shares of our common stock upon exchange of shares of the Exchangeable Preferred. As a result of such approval, we issued a total of 23,524,430 shares of common stock upon exchange of 2,352,443 shares of Exchangeable Preferred.  In connection with Warburg Pincus’ purchase of Exchangeable Preferred, we entered into a letter agreement with Warburg Pincus and certain of its affiliates dated March 4, 2005, pursuant to which they have agreed not to pursue, for four years, certain activities, the purpose or effect of which may be to change or influence the control of the Company, without the approval of our board of directors. In addition, with respect to any vote to elect or remove members of our board of directors, Warburg Pincus and its affiliates have agreed to vote any shares of common stock owned by them in excess of 33% of our total outstanding common stock, at their option, either as recommended by the board of directors or in the same proportion as the votes of shares of all other common stock voted in such election.

On January 28, 2007, in connection with the February 2007 Offering, we entered into a letter agreement with Baker and certain of its affiliates, pursuant to which they have agreed not to pursue, for four years, certain activities, the purpose or effect of which may be to change or influence the control of the Company, without the approval of our board of directors.

As of March 31, 2007, we had approximately 65.9 million shares of common stock outstanding, of which Warburg Pincus owned 22,624,430 shares, or approximately 34% of the voting power of our outstanding common stock, and Baker owned 9,929,493 shares, or approximately 15% of the voting power of our outstanding common stock. Although each of Warburg Pincus and Baker have entered into a standstill agreement with us, they are, and will continue to be, able to exercise substantial influence over any actions requiring stockholder approval.

Transfer Agent And Registrar

The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

Listing on the Nasdaq Global Market

Our common stock is listed on the Nasdaq Global Market under the symbol “ALTH”.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional shares of preferred stock rather than full shares of preferred stock, and, in that event, will issue receipts for depositary shares.  Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us.  Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

The depositary shares will be evidenced by depositary receipts issued under a deposit agreement.  Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering.  A form of deposit agreement, including a form of depositary receipt, has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplements to those forms containing other terms of any depositary shares that we sell under this prospectus will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.  The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary.  We urge you to read the prospectus supplements relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt.

Form.  Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form.  These temporary depositary receipts entitle their holders to all of the rights of definitive depositary receipts.  Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions.  The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so.  If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

Withdrawal of Underlying Preferred Stock.  Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares.  We will not issue any partial shares of preferred stock.  If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

Redemption of Depositary Shares.  If the preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock.  The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock.  Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed.  If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

Voting.  Upon receipt of notice of any meeting at which holders of the preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares.  Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder’s depositary shares.  The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so.  The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

Conversion of Preferred Stock.  If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply.  The depositary shares, as such, will not be convertible into any of our securities.  Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions that direct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable.  Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock.  If only some of a holder’s depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

Amendment and Termination of the Deposit Agreement.  The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary.  However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders.  Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended.  The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, of the underlying preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Depositary.  We will pay all charges of the depositary, except for taxes and governmental charges and other charges as are expressly provided for in the deposit agreement to be for the account of the holders of depositary shares or persons other than ourselves who may deposit any underlying preferred stock with the depositary.

Reports.  The depositary will forward to holders of depositary receipts all notices and reports from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying preferred stock.

Limitation on Liability.  Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement.  Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct.  We and the depositary may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary.  The depositary may resign at any time by delivering notice to us of its election to resign.  We may remove the depositary at any time.  Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment.  The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus.  While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.   However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.  As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue the senior notes under the senior indenture, which we will enter into with the trustee to be named in the senior indenture.  We will issue the subordinated notes under the subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture.  We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part.  We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939.  We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities.  Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth:

•                  the title;

•                  the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•                  any limit on the amount that may be issued;

•                  whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•                  the maturity date;

•                  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•                  the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•                  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•                  the terms of the subordination of any series of subordinated debt;

•                  the place where payments will be payable;

•                  restrictions on transfer, sale or other assignment, if any;

•                  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•                  the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•                  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•                  whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•                  incur additional indebtedness;

•                  issue additional securities;

•                  create liens;

•                  pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•                  redeem capital stock;

•                  place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•                  make investments or other restricted payments;

•                  sell or otherwise dispose of assets;

•                  enter into sale-leaseback transactions;

•                  engage in transactions with stockholders and affiliates;

•                  issue or sell stock of our subsidiaries; or

•                  effect a consolidation or merger;

•                  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•                  a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•                  information describing any book-entry features;

•                  provisions for a sinking fund purchase or other analogous fund, if any;

•                  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•                  the procedures for any auction and remarketing, if any;

•                  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•                  if other than dollars, the currency in which the series of debt securities will be denominated; and

•                  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.  However, any successor of ours or the acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•                  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•                  if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•                  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•                  if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.  Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•                  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•                  subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•                  the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•                  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•                  the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•                  to fix any ambiguity, defect or inconsistency in the indenture;

•                  to comply with the provisions described above under “Consolidation, Merger or Sale”;

•                  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•                  to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•                  to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•                  to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

•                  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•                  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•                  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•                  extending the fixed maturity of the series of debt securities;

•                  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•                  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•                  register the transfer or exchange of debt securities of the series;

•                  replace stolen, lost or mutilated debt securities of the series;

•                  maintain paying agencies;

•                  hold monies for payment in trust;

•                  recover excess money held by the debenture trustee;

•                  compensate and indemnify the debenture trustee; and

•                  appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.  See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•                  issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•                  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders.  Unless we otherwise indicate in a prospectus supplement, we will designate the corporate office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.  The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

•                  the offering price and aggregate number of warrants offered;

•                  the currency for which the warrants may be purchased;

•                  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•                  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•                  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•                  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•                  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•                  the terms of any rights to redeem or call the warrants;

•                  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•                  the dates on which the right to exercise the warrants will commence and expire;

•                  the manner in which the warrant agreements and warrants may be modified;

•                  federal income tax consequences of holding or exercising the warrants;

•                  the terms of the securities issuable upon exercise of the warrants; and

•                  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•                  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•                  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of May 22, 2007, there were outstanding warrants to purchase 605,946 shares of our common stock.  The exercise price of these warrants is $3.14 per share.  The warrants will expire in November 2007, unless earlier exercised.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any provisions of the governing unit agreement that differ from those described below; and

•                  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,”  “Description of Depositary Shares,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities.  We describe global securities in greater detail below.  We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities.  These persons are the legal holders of the securities.  We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.  As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement.  This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system.  These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security.  Global securities will be registered in the name of the depositary.  Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary.  The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.  The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant.  As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate global securities or issue securities that are not issued in global form.  In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.  Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities.  We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so.  Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes.  In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities.  Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•                  how it handles securities payments and notices;

•                  whether it imposes fees or charges;

•                  how it would handle a request for the holders’ consent, if ever required;

•                  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•                  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•                  if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary.  Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select.  The financial institution that we select for this purpose is called the depositary.  Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise.  We describe those situations below under “–Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security.  Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.  Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated.  If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.  We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•                  an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•                  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•                  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•                  an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•                  the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security.  We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security.  We and the trustee also do not supervise the depositary in any way;

•                  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•                  financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.  There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests.  After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders.  We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•                  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•                  if we notify any applicable trustee that we wish to terminate that global security; or

•                  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement.  When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers.  A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•                  the name or names of any underwriters, if any;

•                  the purchase price of the securities and the proceeds we will receive from the sale;

•                  any over-allotment options under which underwriters may purchase additional securities from us;

•                  any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•                  any public offering price;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement.  Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.  We may use underwriters with whom we have a material relationship.  We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.  Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.  Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market.  Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Overallotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the securities on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities.  Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers.  In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the National Association of Securities Dealers, or NASD, the maximum consideration or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Cooley Godward Kronish LLP, Broomfield, Colorado.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.  For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.  You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549, as well as at the SEC’s regional offices at 500 West Madison Street, Suite 1400, Chicago, IL 60661 and at 233 Broadway, New York, NY 10279.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms.  Our SEC filings are also available at the SEC’s web site at “http://www.sec.gov.” In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus.  Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

•                  Our Form 10-Q for the three months ended March 31, 2007;

•                  Our Annual Report on Form 10-K for the year ended December 31, 2006;

•                  Our Current Reports on Form 8-K filed January 9, 2007, January 29, 2007, January 30, 2007, February 23, 2007, March 21, 2007, April 19, 2007 and May 1, 2007;

•                  Our definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with our 2007 Annual Meeting of Stockholders filed with the SEC on April 30, 2007; and

•                  The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on March 6, 2000.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to:  Allos Therapeutics, Inc., Attention: Chief Executive Officer, 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020, telephone: (303) 426-6262.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered.  All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$4,605
Accounting fees and expenses	15,000
Legal fees and expenses	175,000
Printing and miscellaneous expenses	50,395

Total	$245,000

Item 15. Indemnification of Officers and Directors

Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. Our amended and restated certificate of incorporation, as amended, provides that the personal liability of our directors shall be limited to the fullest extent permitted by applicable law.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities including reimbursement for expenses incurred arising under the Securities Act of 1933. Our amended and restated certificate of incorporation, as amended, and our Bylaws permit indemnification of directors, officers, employees and other agents to the maximum extent permitted by Delaware law. In addition, we have entered into Indemnification Agreements with each of our officers and directors. We also maintain an officers and directors liability insurance policy.

The foregoing may reduce the likelihood of a derivative litigation against the registrant’s directors and executive officers and may discourage or deter stockholders or management from suing directors or executive officers for breaches of their duty of care, even though such actions, if successful, might otherwise benefit the registrant and its stockholders.

The underwriting agreement that we may enter into, Exhibit 1.1 to this Registration Statement, will provide for indemnification by any underwriters of the registrant, its directors, its officers who sign the registration statement and its controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement (1)

3.1	Amended and Restated Certificate of Incorporation (2)

3.2	Certificate of Designations of Series A Junior Participating Preferred Stock (2)

3.3	Certificate of Amendment of Restated Certificate of Incorporation (2)

3.4	Bylaws, as amended (3)

4.1	Specimen Common Stock Certificate (4)

4.2	Reference is made to Exhibits 3.1, 3.2, 3.3, and 3.4

4.3	Rights Agreement, dated as of May 6, 2003, between the registrant and Mellon Investor Services LLC (5)

4.3.1	Amendment to Rights Agreement, dated as of March 4, 2005, between the registrant and Mellon Investor Services LLC (6)

4.3.2	Amendment to Rights Agreement, dated as of January 29, 2007, between the registrant and Mellon Investor Services LLC (7)

4.4	Form of Rights Certificate (5)

4.5	Specimen Preferred Stock Certificate and Form of Certificate of Designations of Preferred Stock (1)

4.6	Form of Deposit Agreement and Depositary Receipt

4.7	Form of Senior Debt Indenture

4.8	Form of Subordinated Debt Indenture

4.9	Form of Senior Note (1)

4.10	Form of Subordinated Note (1)

4.11	Form of Common Stock Warrant Agreement and Warrant Certificate

4.12	Form of Preferred Stock Warrant Agreement and Warrant Certificate

4.13	Form of Depositary Share Warrant Agreement and Warrant Certificate

4.14	Form of Debt Securities Warrant Agreement and Warrant Certificate

4.15	Form of Unit Agreement (1)

5.1	Opinion of Cooley Godward Kronish LLP

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Combined Fixed Charges and Preference Dividends to Earnings

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

25.1	Statement of Eligibility of Trustee under the Senior Debt Indenture (1)

25.2	Statement of Eligibility of Trustee under the Subordinated Debt Indenture (1)

(1)   To be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.

(2)   Incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-29815) for the quarter ended June 30, 2006.

(3)   Incorporated by reference to our Annual Report on Form 10-K (File No. 000-29815) for the year ended December 31, 2006.

(4)   Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-95439) and amendments thereto, declared effective March 27, 2000.

(5)   Incorporated by reference to our Current Report on Form 8-K (File No. 000-29815), as filed with the SEC on May 9, 2003.

(6)   Incorporated by reference to our Current Report on Form 8-K (File No. 000-29815), as filed with the SEC on March 4, 2005.

(7)   Incorporated by reference to our Current Report on Form 8-K (File No. 000-29815), as filed with the SEC on January 30, 2007.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)   That: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)   That, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Colorado, on May 23, 2007.

ALLOS THERAPEUTICS, INC.

By:	/s/Paul L. Berns
Paul L. Berns
President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Paul L. Berns and Marc H. Graboyes and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen J. Hoffman	Chairman of Board of Directors	May 23, 2007
Stephen J. Hoffman	and Director

/s/ Paul L. Berns	President, Chief Executive	May 23, 2007
Paul L. Berns	Officer and Director
(Principal Executive Officer)

/s/ David C. Clark	Vice President, Finance	May 23, 2007
David C. Clark	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Michael D. Casey	Director	May 23, 2007
Michael D. Casey

/s/ Mark G. Edwards	Director	May 23, 2007
Mark G. Edwards

/s/ Stewart Hen	Director	May 23, 2007
Stewart Hen

/s/ Jonathan S. Leff	Director	May 23, 2007
Jonathan S. Leff

/s/ Jeffrey R. Latts	Director	May 23, 2007
Jeffrey R. Latts

/s/ Timothy P. Lynch	Director	May 23, 2007
Timothy P. Lynch

/s/ William R. Ringo	Director	May 23, 2007
William R. Ringo

INDEX TO EXHIBITS

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement (1)

3.1	Amended and Restated Certificate of Incorporation (2)

3.2	Certificate of Designations of Series A Junior Participating Preferred Stock (2)

3.3	Certificate of Amendment of Restated Certificate of Incorporation (2)

3.4	Bylaws, as amended (3)

4.1	Specimen Common Stock Certificate (4)

4.2	Reference is made to Exhibits 3.1, 3.2, 3.3, and 3.4

4.3	Rights Agreement, dated as of May 6, 2003, between the registrant and Mellon Investor Services LLC (5)

4.3.1	Amendment to Rights Agreement, dated as of March 4, 2005, between the registrant and Mellon Investor Services LLC (6)

4.3.2	Amendment to Rights Agreement, dated as of January 29, 2007, between the registrant and Mellon Investor Services LLC (7)

4.4	Form of Rights Certificate (5)

4.5	Specimen Preferred Stock Certificate and Form of Certificate of Designations of Preferred Stock (1)

4.6	Form of Deposit Agreement and Depositary Receipt

4.7	Form of Senior Debt Indenture

4.8	Form of Subordinated Debt Indenture

4.9	Form of Senior Note (1)

4.10	Form of Subordinated Note (1)

4.11	Form of Common Stock Warrant Agreement and Warrant Certificate

4.12	Form of Preferred Stock Warrant Agreement and Warrant Certificate

4.13	Form of Depositary Share Warrant Agreement and Warrant Certificate

4.14	Form of Debt Securities Warrant Agreement and Warrant Certificate

4.15	Form of Unit Agreement (1)

5.1	Opinion of Cooley Godward Kronish LLP

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Combined Fixed Charges and Preference Dividends to Earnings

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

25.1	Statement of Eligibility of Trustee under the Senior Debt Indenture (1)

25.2	Statement of Eligibility of Trustee under the Subordinated Debt Indenture (1)

(1)          To be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.

(2)          Incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-29815) for the quarter ended June 30, 2006.

(3)          Incorporated by reference to our Annual Report on Form 10-K (File No. 000-29815) for the year ended December 31, 2006.

(4)          Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-95439) and amendments thereto, declared effective March 27, 2000.

(5)          Incorporated by reference to our Current Report on Form 8-K (File No. 000-29815), as filed with the SEC on May 9, 2003.

(6)          Incorporated by reference to our Current Report on Form 8-K (File No. 000-29815), as filed with the SEC on March 4, 2005.

(7)          Incorporated by reference to our Current Report on Form 8-K (File No. 000-29815), as filed with the SEC on January 30, 2007.

(8)          To be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.

(9)          Incorporated by reference to our Quarterly Report on Form 10-K (File No. 000-29815) for the quarter ended June 30, 2006.

(10)    Incorporated by reference to our Annual Report on Form 10-K (File No. 000-29815) for the year ended December 31, 2006.

(11)    Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-95439) and amendments thereto, declared effective March 27, 2000.

(12)    Incorporated by reference to our Current Report on Form 8-K (File No. 000-29815), as filed with the SEC on May 9, 2003.

(13)    Incorporated by reference to our Current Report on Form 8-K (File No. 000-29815), as filed with the SEC on March 4, 2005.

(14)    Incorporated by reference to our Current Report on Form 8-K (File No. 000-29815), as filed with the SEC on January 30, 2007.